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                                                                    EXHIBIT 4.6


                                  COMMON STOCK
                          REGISTRATION RIGHTS AGREEMENT


                            DATED AS OF JUNE 27, 2000

                                  BY AND AMONG

                          CHESAPEAKE ENERGY CORPORATION

                                       AND

                   APPALOOSA INVESTMENT LIMITED PARTNERSHIP I

                               PALOMINO FUND LTD.

                                  TERSK L.L.C.

                        OPPENHEIMER STRATEGIC INCOME FUND


                        OPPENHEIMER CHAMPION INCOME FUND


                           OPPENHEIMER HIGH YIELD FUND


                       OPPENHEIMER STRATEGIC BOND FUND/VA

                           ATLAS STRATEGIC INCOME FUND


                         PERSONS EXECUTING THE ADDENDUM


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This Common Stock Registration Rights Agreement (this "AGREEMENT") is made and entered into as of June 27, 2000 among Chesapeake Energy Corporation, an Oklahoma corporation (the "COMPANY"), Appaloosa Investment Limited Partnership I ("AILP"), Palomino Fund Ltd. ("PALOMINO"), Tersk L.L.C. ("TERSK" and, together with AILP and Palomino, "APPALOOSA"), Oppenheimer Strategic Income Fund ("STRATEGIC"), Oppenheimer Champion Income Fund ("CHAMPION"), Oppenheimer High Yield Fund ("HIGH YIELD"), Oppenheimer Strategic Bond Fund/VA ("VARIABLE"), Atlas Strategic Income Fund ("ATLAS" and, together with Strategic, Champion, High Yield and Variable, "OPPENHEIMER"), and such other Persons executing an addendum (the "ADDENDUM") to this Agreement in the form set forth in Exhibit "A" (each a "NOTEHOLDER" and, collectively, the "NOTEHOLDERS").


         The parties comprising Appaloosa and Oppenheimer have each agreed to sell Gothic Energy Corporation 14 1/8% Series B Senior Secured Discount Notes Due 2006 and the beneficial interests in the related indenture and pledge agreement owned by such parties (collectively, the "NOTES") pursuant to separate Senior Secured Discount Notes Purchase Agreements, each dated June 23, 2000, among Chesapeake Energy Marketing, Inc., an Oklahoma corporation and wholly owned subsidiary of the Company ("CEMI"), and each of the parties comprising Appaloosa and Oppenheimer (each, a "PURCHASE AGREEMENT" and, collectively, the "PURCHASE AGREEMENTS"). In order to induce Appaloosa and Oppenheimer to sell the Notes, the Company has agreed to provide the registration rights set forth in this Agreement, to make the representations provided in this Agreement and to issue additional shares of stock as provided herein in satisfaction of paragraph
10.1 of the respective Purchase Agreements. The execution and delivery of this Agreement is a condition to the obligations of Appaloosa and Oppenheimer set forth in Section 9 of the respective Purchase Agreements. CEMI and the Company will offer to provide the registration rights contained in this Agreement to other holders of Notes that (i) agree to sell such Notes in whole or in part for shares of Common Stock pursuant to a Purchase Agreement with CEMI and (ii) execute the Addendum. For purposes of this Agreement, any such purchase agreement shall be a "Purchase Agreement," and such notes and the holders' beneficial interests in related note documentation shall be "Notes." Capitalized terms used herein but not defined have the respective meanings set forth in the Purchase Agreements.

         The parties hereby agree as follows:

SECTION 1. DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         ACT: The Securities Act of 1933, as amended.

         AFFILIATE: As defined in Rule 144 of the Act.

         BUSINESS DAY: Any day on which the New York Stock Exchange is open for trading and which is not a legal United States holiday.

         CLOSING DATE: June 27, 2000.



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         COMMON STOCK: Common Stock, $.01 par value per share, of the Company.

         COMMISSION: The Securities and Exchange Commission.

         EFFECTIVE DATE: The date the Shelf Registration Statement is declared effective by the Commission.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

         HOLDERS: As defined in Section 2 hereof.

         PERSON: Any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

         PROSPECTUS: The prospectus included in the Shelf Registration Statement at the time such Shelf Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, all material incorporated by reference into such Prospectus and any information previously omitted in reliance upon Rule 430A of the Act.

         PURCHASE PRICE: The cash and Shares to be exchanged as payment for the Notes pursuant to the Purchase Agreements.

         RECOMMENCEMENT DATE: As defined in Section 5(b) hereof.

         RULE 144: Rule 144 promulgated under the Act.

         SHARES: The shares of Common Stock constituting a portion of the Purchase Price which are transferred to the Noteholders pursuant to the Purchase Agreements including any adjustment under paragraph 10.1 of the Purchase Agreement.

         SHELF REGISTRATION STATEMENT: As defined in Section 3 hereof.

         SUSPENSION NOTICE: As defined in Section 5(b) hereof.

         TRANSFER RESTRICTED SECURITIES: The Shares, upon delivery thereof to the Noteholders pursuant to the respective Purchase Agreements and at all times subsequent thereto, until (a) the date on which the Shares have been disposed of in accordance with the Shelf Registration Statement, (b) the date on which the Shares are distributed to the public pursuant to Rule 144 or are saleable pursuant to Rule 144(k) (or similar provisions then in effect) under the Act or (c) the date on which the Shares cease to be outstanding. A Share will cease being a Transfer Restricted Security at such time that the foregoing clauses
         (a), (b) or (c) apply to such Share.


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SECTION 2. HOLDERS

         A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

SECTION 3. SHELF REGISTRATION

         As soon as practicable after the Closing Date but in no event later than 45 days after the Closing Date, the Company shall file with the Commission a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT"), relating to all Transfer Restricted Securities, and shall use its best efforts to cause such Shelf Registration Statement to become effective on or prior to 105 days after the Closing Date. The Shelf Registration Statement will cover a minimum of 20 million shares of Common Stock in order to provide for the initial consideration and any additional shares of Common Stock which might be issued under paragraph 10.1 of each of the Purchase Agreements.

         The Company shall use its best efforts to keep the Shelf Registration Statement required by this Section 3 continuously effective, supplemented and amended as required by and subject to the provisions of Section 5(a) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this
Section 3, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for the shorter of (i) two years following the Closing Date or (ii) the date on which all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant thereto.


SECTION 4. PROVISION BY HOLDERS OF CERTAIN INFORMATION

         No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in the Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company in writing the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Noteholder agrees to furnish the Company such information on or before the Closing Date. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. SHELF REGISTRATION PROCEDURES

         (a) Procedures. In connection with the Shelf Registration Statement, the Company shall:

                           (i) use its best efforts to effect such registration
                  to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4 hereof), and pursuant thereto the Company will prepare and file with the Commission a Shelf Registration Statement relating to the


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                  registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof. The Company shall not be permitted to include in the Shelf Registration
                  Statement any securities other than the Transfer Restricted Securities;

                           (ii) use its best efforts to keep such Shelf
                  Registration Statement continuously effective and provide all requisite financial statements for the period specified in
                  Section 3 of this Agreement. Upon the occurrence of any event that would cause any such Shelf Registration Statement or the Prospectus contained therein (i) to contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or (ii) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly (A) an appropriate amendment to such Shelf Registration Statement curing such defect, and, if Commission review is required, use its best efforts to cause such amendment to be declared effective as soon as practicable, (B) a supplement pursuant to Rule 424 under the Act curing such defect or (C) an Exchange Act report incorporated by reference curing such defect;

                           (iii) prepare and file with the Commission such
                  amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period set forth in Section 3 hereof, cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all Transfer Restricted Securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the Prospectus;

                           (iv) advise the Holders and underwriters, if any,
                  promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Shelf Registration Statement or any Prospectus supplement or post- effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto made, not misleading;




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                           (v) subject to Section 5(a)(ii), if any fact or event
                  contemplated by Section 5(iv)(D) above shall exist or have occurred, prepare a post-effective amendment or supplement to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (vi) deliver to each Holder and underwriter, if any,
                  without charge, a reasonable number of copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder or underwriter reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each Holder and each underwriter, if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                           (vii) prior to any offering of Transfer Restricted
                  Securities, cooperate with the Holders in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as reasonably requested and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where it is not now so subject;

                           (viii) in connection with any sale of Transfer
                  Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends;

                           (ix) list all shares of Common Stock covered by the
                  Shelf Registration Statement on the principal U.S. securities exchange on which the Common Stock is then listed;

                           (x) use its best efforts to cause the disposition of
                  the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be required to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities;


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                           (xi) use its best efforts to comply with all
                  applicable rules and regulations of the Commission, and make generally available to its security holders with regard to the Shelf Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the Effective Date (as such term is defined in paragraph (c) of Rule 158 under the Act);

                           (xvii) provide to the Holders with a reasonable
                  opportunity to review and comment on any registration statement to be filed pursuant to this Agreement prior to the filing thereof with the Commission, and shall make all changes thereto as any Holder may request in writing to the extent such changes are required, in the judgment of the Company, by the Act;

                           (xviii) use reasonable commercial efforts to obtain
                  the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Transfer Restricted Securities for sale in any jurisdiction, at the earliest possible moment;

                           (xix) use its best efforts to furnish to each Holder
                  and to each managing underwriter, if any, a signed counterpart, addressed to such Holder or such underwriter, if any, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants pursuant to SAS 72, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as such Holder or the managing underwriter reasonably requests;

                           (xx) enter into customary agreements (including
                  underwriting agreements in customary form, which shall include "lock-up" obligations as may be requested by the managing underwriters, not to exceed 90 days in duration, but excluding shares that may be issued pursuant to benefit plans or in connection with mergers or acquisitions) and take such other actions (including using its reasonable efforts to make such domestic road show presentations and otherwise engaging in such reasonable marketing support in connection with any underwritten offering, including without limitation the obligation to make its executive officers available for such purpose of so requested by the selling Holder (a "Road Show")) as are reasonably requested by any selling Holder in order to expedite or facilitate the sale of any Transfer Restricted Securities covered by a registration statement pursuant to an underwritten offering in accordance herewith; and



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                           (xxi) select an investment banking firm or firms of
                  national standing to manage the underwritten offering, subject to the reasonable consent of the Holders of a majority of the Transfer Restricted Securities for such registration.

         (b) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of (i) the notice referred to in
Section 5(a)(iv)(C), (ii) any notice from the Company of the existence of any fact of the kind described in Section 5(a)(iv)(D) hereof or (iii) any notice from the Company that (a) sales under the Shelf Registration Statement would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, or (b) such disclosure would impede the Company's ability to consummate a material transaction (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until (A) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 5(a)(v) hereof, or (B) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"), provided, that any suspension pursuant to clause (iii) above shall not exceed 60 days in any twelve-month period. Each Holder receiving a Suspension Notice hereby agrees that it will either (x) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (y) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice.

                           (c) Restrictions on the Company. During the period
                  specified in Section 3 of this Agreement, the Company will not effect any public sale or distribution of any securities the same as or similar to the Transfer Restricted Securities, or any securities convertible into or exchangeable or exercisable for any Company securities the same as or similar to the Transfer Restricted Securities (except pursuant to registration on Form S-4 or any successor form, or otherwise in connection with the acquisition of a business or assets of a business, a merger, or an exchange offer for the securities of the issuer of another entity, or registrations on Form S-8 or any successor form relating solely to securities offered pursuant to any benefit plan), during the 14-day period prior to and through the period (i) beginning on the commencement of the public distribution of Transfer Restricted Securities pursuant to the Shelf Registration Statement in an underwritten offering by or on behalf of any Holder to the extent timely notified in writing by the selling Holders or the underwriters managing such distribution and (ii) ending on the first to occur of (A) the 90th day after such commencement and (B) the end of such distribution (the "Company Standstill Period"), including that portion of such period following an underwritten distribution commenced during the Company Standstill Period that does not coincide with the Company Standstill Period.



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SECTION 6. PIGGYBACK REGISTRATIONS

         (a) In addition to the agreements relating to the Shelf Registration Statement the Company agrees as follows:

                           (i) If at any time the Company proposes to file an
                  additional registration statement under the Act with respect to an offering of Common Stock (x) for the Company's own account (except pursuant to registrations on Form S-4 or any successor form, or Form S-8 or any successor form relating solely to securities issued pursuant to any benefit plan) or
                  (y) for the account of any holders of Common Stock other than the Noteholders, then (A) the Company shall give written notice of such proposed filing to the Noteholders as soon as practicable (but in no event less than 30 days before the anticipated filing date), (B) such notice shall offer each Noteholder, subject to the terms and conditions hereof, the opportunity to request that such actions be taken under Rule 429 under the Act ("Rule 429") as shall cause the prospectus contained in such additional registration statement (a "Noteholder Piggyback Registration Statement") to be available to permit the offer and sale, at such Noteholder's election, of some or all of the Transfer Restricted Securities owned by such Noteholder on the same terms and conditions as the Company's or such other holder's Common Stock (a Noteholder Piggyback Sale"), and (C) the Company shall otherwise take such reasonable actions as will enable such Noteholder to effect a Noteholder Piggyback Sale on such terms and conditions.

                           (ii) Subject to Section 6(b), the Company shall take
                  such actions as shall be required under Rule 429 to cause the combined prospectus contained in such Noteholder Piggyback Registration Statement to permit the offer and sale of all Transfer Restricted Securities requested by such Noteholder within 20 days after the receipt of any notice given by the Company pursuant to Section 6(a)(i), clause (A), to be covered by such combined prospectus; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of such Noteholder Piggyback Registration Statement, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Noteholder and, thereupon, (i) in the case of a determination not to register, will be relieved of any obligation to cause any Transfer Restricted Securities to be covered by such combined prospectus, without prejudice, however, to the rights of any Noteholder to have its Transfer Restricted Securities continue to be included in the Shelf Registration Statement and (ii) in the case of a determination to delay registering, shall be permitted to delay causing any Transfer Restricted Securities to be covered by the combined prospectus for the same period as the delay in registering such other securities.

                           (iii) If the offering pursuant to such Noteholder
                  Piggyback Registration Statement is to be underwritten, then each Noteholder making a request for a Noteholder Piggyback Sale pursuant to this Section 6(a) must participate in such underwritten offering and shall not be permitted to make any other offering in connection with such registration. If the offering pursuant to such Noteholder


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


                  Piggyback Registration Statement is to be on any other terms, then each Noteholder making a request for a Noteholder Piggyback Sale pursuant to this Section 6(a) must participate in such offering on such basis and shall not be permitted to make an underwritten offering in connection with such registration. Each Noteholder shall be permitted to withdraw all or part of such Noteholder's Transfer Restricted Securities from coverage by a Noteholder Piggyback Registration Statement at any time prior to (but only prior to) the effective date thereof without prejudice to the rights of such Noteholder to have its Transfer Restricted Securities continue to be included in the Shelf Registration Statement.

         (b) Notwithstanding anything contained herein, if the managing underwriter or underwriters of a sale or offering described in Section 6(a) pursuant to which a Noteholder has requested a Noteholder Piggyback Sale shall advise the Company in writing that (x) the size of the offering that the Noteholders, the Company and any other holders intend to make or (y) the kind of securities that one or more Noteholders, the Company and such other holders intend to include in such offering are such that the success of the offering would be materially and adversely affected, then (A) if the size of the offering is the basis of such underwriter's advice, the amount of Transfer Restricted Securities to be offered for the account of any Noteholder shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided, however, that, if securities are being offered for the account of Persons other than the Company or such Noteholder, the proportion by which the amount of such Transfer Restricted Securities intended to be offered for the account of any Noteholder is reduced shall not exceed the proportion by which the amount of such securities intended to be offered for the account of such Persons is reduced; and (B) if the combination of securities to be offered is the basis of such underwriter's advice (1) the Transfer Restricted Securities to be included in such offering shall be reduced as described in clause (A) above (subject to the provision in clause (A)) or (2) if the actions described in sub-clause (1) of this clause (B) would, in the judgment of the managing underwriter, be insufficient to eliminate the adverse effect that inclusion of the Transfer Restricted Securities requested to be included would have on such offering, such Transfer Restricted Securities will be excluded from such offering, but only if all shares of Common Stock are also excluded. Any reduction in Transfer Restricted Securities to be included in an underwritten offering as contemplated by this Section 6(b) shall be without prejudice to the Noteholders' rights to have their Transfer Restricted Securities continue to be included in the Shelf Registration Agreement.

SECTION 7. REGISTRATION EXPENSES

(a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement required by this Agreement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing, messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and not more than one counsel for the Holders of Transfer Restricted Securities as described in Section 7(b) below; (v) all application and filing fees in connection with listing the Common Stock on a national securities exchange pursuant to the requirements hereof; (vi) all fees and disbursements of independent certified public accountants of the


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



Company (including the expenses of any special audit and comfort letters required by or incident to such performance); ; and (vii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. including fees and expenses of any "qualified independent underwriter" in connection with an underwritten offering.

         The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company. The Noteholders will bear the expense of any underwriting commissions in connection with an underwritten offering.

         (b) The Company will reimburse the Holders selling Transfer Restricted Securities pursuant to the "Plan of Distribution" contained in the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel selected by the Holders of a majority of the Transfer Restricted Securities.

SECTION 8. INDEMNIFICATION

         (a) The Company agrees to indemnify and hold harmless each Holder, its directors, its officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act and Section 20 of the Exchange
Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Shares pursuant to the Shelf Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use in the Shelf Registration Statement or Noteholder Piggyback Registration Statement.

         (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in the Shelf Registration Statement.

         (c) In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "indemnified party"), the indemnified party shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees


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and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Holders of a majority of the Transfer Restricted Securities, in the case of the parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than (20) twenty Business Days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) To the extent that the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments in such proportion as is appropriate to reflect the relative fault of the Company on the one hand, and of the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder will be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Holder exceeds the amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective Transfer Restricted Securities held by each of the Holders hereunder and not joint.

SECTION 9. RULE 144A AND RULE 144

         The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resale of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144 (if available).

SECTION 10. REPRESENTATIONS

                           (a) The Company (i) is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Oklahoma, (ii) has the corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby and (iii) is not in default under or in violation of any provision of the Company's certificate of incorporation or bylaws.

                  (b) The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock and 10,000,000 shares of preferred stock of which 122,721,082 shares of Common Stock and 2,492,037 shares of preferred stock were issued and outstanding as of June 16, 2000.

                           (c) The Company has delivered or made available to
                  the Noteholder each registration statement, report, definitive proxy statement or definitive information statement and all exhibits thereto filed since December 31, 1998, each in the form (including exhibits and any amendments thereto) filed with the Commission. Except as otherwise disclosed, such reports were filed with the Commission in a timely manner, constitute all forms, reports and documents required to be filed by the Company under the Act, the Exchange Act and the rules and regulations promulgated thereunder. As of their respective dates, such reports (a) complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. Each of the balance sheets of the Company included in or incorporated by reference in such reports (including the related notes and schedules) fairly presents the financial position of the Company as of the date thereof and each of the statements of income, retained earnings and cash flow of the Company included or incorporated by reference into such reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of any unaudited statements, as permitted by Form 10-Q promulgated under the Exchange Act.

                           (d) Neither the execution and delivery of this
                  Agreement nor compliance with the terms and provisions of this Agreement will violate any law, statute, rule or regulation of any governmental authority, or will on the Closing Date conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental agency, authority to which the Company is subject or of any agreement or instrument to which the Company is a party.

                           (e) The execution, delivery and performance of this
                  Agreement have been duly and validly authorized and approved by all requisite corporate action on the part of the Company. This Agreement has been, and the other agreements contemplated hereby when executed and delivered will be, duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto or thereto, this Agreement constitutes and, when executed, each of the other agreements contemplated hereby will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity.

                           (f) There is no litigation, proceeding or
                  investigation pending or, to the
                  knowledge of the Company threatened against or affecting the Company that questions the validity or enforceability of this Agreement or any other document, instrument or agreement to be executed and delivered by either the Company or CEMI in connection with the transactions contemplated hereby.

                           (g) No vote of the holders of any class or series of
                  the Company's capital stock or other voting securities is necessary to approve this Agreement or the transactions contemplated hereby.

                           (h) As of the Closing Date CEMI is solvent.

SECTION 11. MISCELLANEOUS

         (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 3 hereof may result in material irreparable injury to the Noteholders or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Noteholders or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 3 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         (c) No Piggybacks on Shelf Registration Statement. The Company shall not grant to any of its security holders (other than the holders of Transfer Restricted Securities in such capacity) the right to include any of their securities in the Shelf Registration Statement other than the Transfer Restricted Securities.

         (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 3 hereof and this Section 10(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of Shares representing a majority of the outstanding Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates).

         (e) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Noteholders, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights hereunder.

         (f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                           (i) if to a Holder, to the address set forth on the
                  records of either the Registrar with respect to the Shares or The Depository Trust Company, as the case may be;

                           (ii) if to the Company: to Chesapeake Energy
                  Corporation, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, Attention: Corporate Secretary, with a copy to Winstead Sechrest & Minick P.C., 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270, Attention: Connie S. Stamets; and

                           (iii) if to the Noteholders: to Appaloosa Management,
                  L.P., 26 Main Street, Chatham, New Jersey 07928, Attention:
                  Mr. Ronald Goldstein; to Oppenheimer Funds, Inc., 2 World Trade Center, 34th Floor, New York, New York 10048-0203,
                  Attention: Mr. Thomas Reedy; to any other Noteholder at the address set forth in the Addendum executed by the Noteholder; or in any case to such other address as the Person to be notified may have requested in writing.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreements. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and the applicable Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

         (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

         (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (l) Entire Agreement. This Agreement, together with the Purchase Agreements, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         (m) Common Stock Issuance. Under the terms of paragraph 10.1 of each of the Purchase Agreements, CEMI is obligated to cause the issuance of additional shares of Common Stock or to pay additional cash to the Noteholders under certain circumstances. The Company agrees to reserve sufficient shares to satisfy any such obligations, to list such shares of Common Stock with the New York Stock Exchange as provided herein and to include such shares in the Shelf Registration Statement. If CEMI does not satisfy the obligations under paragraph
10.1 of any Purchase Agreement by issuing the required shares of Common Stock or paying the required amount of cash, the Company will issue the number of shares of Common Stock directly to the appropriate Noteholder required to satisfy such obligations under the appropriate Purchase Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       CHESAPEAKE ENERGY CORPORATION



                                       By: /s/ Aubrey K. McClendon
                                          --------------------------------
                                          Aubrey K. McClendon,
                                          Chief Executive Officer

                                          OPPENHEIMER STRATEGIC INCOME FUND



                                          By:     /s/ Robert G. Zack
                                             ----------------------------------
                                             Name:  Robert G. Zack
                                                  -----------------------------
                                             Title: Assistant Secretary
                                                   ----------------------------

                                          OPPENHEIMER HIGH YIELD FUND


                                          By:     /s/ Robert G. Zack
                                             ----------------------------------
                                             Name:  Robert G. Zack
                                                  -----------------------------
                                             Title: Assistant Secretary
                                                   ----------------------------

                                          OPPENHEIMER CHAMPION INCOME FUND


                                          By:     /s/ Robert G. Zack
                                             ----------------------------------
                                             Name:  Robert G. Zack
                                                  -----------------------------
                                             Title: Assistant Secretary
                                                   ----------------------------


                                          OPPENHEIMER VARIABLE ACCOUNT FUNDS
                                          F/A/O
                                          OPPENHEIMER STRATEGIC BOND FUND/VA

                                          By:     /s/ Robert G. Zack
                                             ----------------------------------
                                             Name:  Robert G. Zack
                                                  -----------------------------
                                             Title: Assistant Secretary
                                                   ----------------------------

                                          ATLAS ASSETS,INC. F/A/O
                                          ATLAS STRATEGIC INCOME FUND



                                          By:     /s/ Steven Gray
                                             ----------------------------------
                                             Name:  Steven Gray
                                                  -----------------------------
                                             Title: Vice President
                                                   ----------------------------

                                          APPALOOSA INVESTMENT LIMITED
                                          PARTNERSHIP I


                                          By:      /s/ Ronald Goldstein
                                             ----------------------------------
                                             Name: Ronald Goldstein
                                                  -----------------------------
                                             Title: Chief Financial Officer
                                                   ----------------------------

                                          PALOMINO FUND LTD


                                          By:      /s/ Ronald Goldstein
                                             ----------------------------------
                                             Name: Ronald Goldstein
                                                  -----------------------------
                                             Title: Chief Financial Officer
                                                   ----------------------------


                                          TERSK L.L.C.

                                          By:      /s/ Ronald Goldstein
                                             ----------------------------------
                                             Name: Ronald Goldstein
                                                  -----------------------------
                                             Title: Chief Financial Officer
                                                   ----------------------------

                                   EXHIBIT "A"


                          CHESAPEAKE ENERGY CORPORATION

                                    ADDENDUM
                                 TO COMMON STOCK
                          REGISTRATION RIGHTS AGREEMENT

         We, the undersigned, execute this Addendum, effective as of the date below, as a condition precedent to our acquisition of Common Stock of Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), and hereby agree to become a party to, and be bound by, that certain Common Stock Registration Rights Agreement (the "Agreement") dated as of June____, 2000, by and among the Company, Appaloosa (as defined in the Agreement), Oppenheimer (as defined in the Agreement) and other persons executing this Addendum from time to time, in all manner and respects as set forth in the Agreement.


         Executed as of this _______ day of ______________, _________.





                                                By:
                                                   ----------------------------

                                                By:
                                                   ----------------------------
                                                   Name:
                                                        -----------------------
                                                   Title:
                                                         ----------------------
                                                Address:


                                                -------------------------------

Number of shares of Chesapeake Common Stock owned on this date which were acquired in exchange for Gothic Energy Corporation 14 1/8% Series B Senior Secured Discount Notes Due 2006: